UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2007
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1 West Wetmore Road, Suite 203
Tucson, Arizona		85705
(Address of principal executive offices)		(Zip Code)

520-292-0266
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statements and Exhibits

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

On September 24, 2007, Nord Resources Corporation (“Nord”) announced that it has received the final payment of approximately $2.2 million pursuant to its Settlement Agreement dated March 7, 2007 with Platinum Diversified Mining, Inc. (“PDM”) and PDM’s direct and indirect subsidiaries, Platinum Diversified Mining USA, Inc. (“PDM USA”) and PDM Merger Corp. (together with PDM and PDM USA, the “PDM Parties”). The Settlement Agreement provided for the settlement of the dispute and disagreements between Nord and the PDM Parties arising in connection with agreement and plan of merger dated October 23, 2006 which had contemplated the acquisition of Nord by PDM in an all-cash merger transaction.

Nord received an initial payment of $1.1 million under the Settlement Agreement in March 2007, and has been receiving monthly payments of $50,000 from the PDM Parties. The final payment was contingent upon the completion of an acquisition by PDM meeting certain prescribed criteria. Nord has now received a total of $3.6 million from the PDM Parties in full and final settlement of all claims and disputes between the parties.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit
99.1	News release dated September 24, 2007*
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
Date: September24, 2007		/s/ John T. Perry
John T. Perry
President and CEO